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                                                                     EXHIBIT 5.1

                    [HARKEN ENERGY CORPORATION LETTERHEAD]


February 1, 1995


Harken Energy Corporation
5605 North MacArthur, Suite 400
Irving, Texas 75038

         Re: Registration on Form S-3 of 960,000 Shares of the Common Stock of Harken Energy Corporation; Registration No. 33-56829

Gentlemen:

         This opinion is rendered in connection with the registration and sale by certain selling stockholders under the Securities Act of 1933, as amended (the "Securities Act"), of 960,000 shares (the "Shares") of the common stock, par value $.01 per share (the "Common Stock"), of Harken Energy Corporation, a Delaware corporation (the "Company"). The Shares are being registered under the Securities Act pursuant to a Registration Statement on Form S-3 (as amended at the time it is declared effective by the Securities and Exchange Commission being referred to herein as the "Registration Statement"). In connection with the opinions expressed below, I have examined and relied upon the Company's Certificate of Incorporation, as amended, the Bylaws, and records of corporate proceedings with respect to the authorization, issuance, and sale of the Shares to the selling stockholders, and have made such other investigation as I have deemed necessary for the purposes of this opinion.

         Based on the foregoing, and having due regard for such legal considerations as I have deemed relevant, I am of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing, and in good standing as a corporation under the laws of the State of Delaware.

         2. The Shares have been validly issued and are fully paid and non-assessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement and to the use of my name where ever contained therein and in the Prospectus constituting a part thereof.

                                                   Sincerely,

                                                   /s/ Larry E. Cummings

                                                   Larry E. Cummings
                                                   General Counsel